INTERNATIONAL [SYMBOL OMITTED] PAPER

                          PROFESSIONAL SERVICE AGREEMENT

This service agreement sets forth the terms and conditions whereby synergy 2000, Inc., a provider of contract Programming services and having its principle place of business at 2815 Cox Neck Rd., Chester, MD 21619 ("Contractor"), will provide professional services to International Paper Company, Decorative Products division having an office at 7240 Parkway Drive, Hanover, MD 21076 ("International Paper").

DESCRIPTION OF WORK

Contractor will perform this agreement by providing to International Paper one or more experienced technical specialists ("Subcontractor Employee(s)"), to work on a specific project during the term of this Agreement. Project work will be described in a work order in the form of schedule A to this agreement ("Work Order"). The scope of the work to be performed on a project and the Contractor/Subcontractor assigned to perform such work shall be set forth in the Work Order. The services shall be performed at the location set forth in the Work Order, or at such other locations as the parties agree. The Work Orders shall be made a part of and incorporated in this Agreement upon execution by both parties. All Work Orders shall include a complete description of all required labor qualifications/experience levels that Contractor is required to staff.

When Subcontractor's Employees are working on the premises of International Paper, such subcontractors shall observe the working hours, working rules, and holiday policy of International Paper. International Paper will not be charged for holiday pay for contractor's personnel.

COMPENSATION

International Paper agrees to pay Contractor based on the amounts and schedule set forth in Schedule "A". Contractor will submit invoices to International Paper monthly. International Paper shall pay the net amount within thirty (30) calendar days of the date of its receipt of each monthly invoice. Any payment or portion thereof made after this thirty (30) day period shall be subject to a late charge of one and one half percent per month (1.5%) per month, i.e., eighteen percent (18%) per annum. International Paper shall also be responsible for reasonable administrative, legal and court costs incurred by Contractor in collecting late payments and late payment charges. TRAVEL EXPENSES

In the event that Contractor is requested by International Paper to travel outside the work areas set forth in the Work Order in connection with the project. Contractor's out-of-pocket travel expenses (transportation, hotels, and food) will be reimbursed by International Paper, provided that:

                  THE EXPENSES ARE IN ACCORDANCE WITH International Paper's customary practices, reasonable, and adequately documented; and

                  air travel shall be by coach or economy class, subject to availability.

REPLACEMENT OF SUBCONTRACTOR'S EMPLOYEES

It is understood that from time to time, it may become necessary for Contractor to replace working as a Subcontractor Employee on site at International Paper. International Paper agrees to allow such removal and replacements, if upon prior consultation Contractor and International Paper mutually agree that it is in the best interest of the Contractor and International Paper. It is further understood that International Paper reserves the right to approve any replacement individual who will be working on-site at International Paper. Such approval shall not be unreasonably withheld. Contractor agrees that International Paper may at any time with cause notify Contractor that it should immediately remove an on-site individual provided by Contractor.

HIRING OF CONTRACTOR EMPLOYEES

Unless otherwise mutually agreed to by the parties in writing, neither Party shall knowingly solicit, recruit, hire or otherwise employ or retain any

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employee of the other or employee of a  subcontractor  of the other  directly or indirectly associated with the Services provided hereunder during the term of the agreement and for a period of six (6) consecutive months thereafter. The forgoing provision shall not restrict in any way the right of either party from hiring an employee of the other who answers any advertisement or who otherwise voluntarily applies for hire without having been personally solicited or recruited by the hiring party.

INDEPENDENT  CONTRACTOR-COMPLIANCE WITH LAWS

It is understood and agreed that Contractor will perform the services under this agreement as an independent contractor. It is also agreed that Contractor will comply with all applicable federal, state, and local laws and regulations relating to the employment, insurance, and taxation of employees who perform services under this Agreement. No agency or employment relationship is intended nor shall be construed to exist between International Paper and Contractor or between International paper and any employee of Contractor who performs services under this agreement, and neither Contractor nor any employee of Contractor shall be entitled to participate in any of International Paper's pension or employee welfare benefit plans. Contractor agrees that any employee of Contractor who is assigned to perform services under this agreement on a substantially full-time basis and who comes within the definition of a "leased employee" set forth in section 414(n) of the Internal Revenue Code will be covered by a pension plan maintained by Contractor which satisfies the requirements of IRC section 414(n) for periods after December 31, 1983. Contractor agrees to indemnify and hold International Paper harmless against any and all claims asserted by Contractor's employees or agents under this section. Unless such claims are based upon the willful misconduct or gross negligence of International Paper, and against any and all damages arising as a direct consequence of misconduct or negligence on the part of Contractor's employees or agents.

INDEMNIFICATION AGREEMENT

Contractor represents that it has the legal right to enter into this agreement, and to perform hereunder, without breaching any prior confidentiality agreement, employment contract, or legal duty owed to a former client or employer, and Contractor agrees to indemnify and hold International paper harmless from and against any costs or liability, whatsoever, including attorney's fees, resulting from any such claim.

Each party shall defend, indemnify, and hold harmless the other party from any and all liability, claims, and expenses of whatever kind and nature for injury to or death of any person or persons and for loss of or damage to any real or tangible personal property occurring in connection with or in any way incident to or arising under this agreement, resulting in whole or in part from the acts or omissions of the indemnifying party, or its employees, agents, and/or Subcontractors. The indemnified party shall promptly notify indemnifying party, in writing, of any such claim and shall reasonably cooperate with the indemnifying party in the defense and settlement thereof.

LIMITATION OF LIABILITY

Circumstances may arise where, because of a default on Contractor's part or other liability, International Paper is entitled to recover damages. In each circumstances, regardless of the basis on which International Paper is entitled to claim damages, Contractor will be liable only for bodily injury (including death), and damages to real property and tangible personal property. Notwithstanding the foregoing, the amount of any actual loss or damage shall be limited in all cases to the amount paid by International Paper to Contractor in the six (6) month period prior to the accrual of the action or claim for the specific service that is the subject of the action of claim. The limit also applies to any of Contractor's subcontractors. It is the maximum for which Contractor and its subcontractors are collectively responsible.


UNDER NO CIRCUMSTANCES IS CONTRACTOR OR ITS SUBCONTRACTORS LIABLE FOR:

a. THIRD PARTY CLAIMS AGAINST INTERNATIONAL PAPER FOR LOSSES OR DAMAGES (OTHER THAN THOSE TORT CLAIMS RESULTING FROM BODILY INJURY OR REAL OR TANGIBLE PERSONAL PROPERTY DAMAGE);

b.   LOSS OF, OR DAMAGE TO, YOUR RECORDS OR DATA, OR


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c.   ANY  ANTICIPATORY  OR  LOST  PROFIT,  SPECIAL,   CONSEQUENTIAL,   PUNITIVE,
     EXEMPLARY, INCIDENTAL, OR INDIRECT DAMAGES OF ANY KIND (COLLECTIVELY "NON-DIRECT DAMAGES") RESULTING FROM ITS PERFORMANCE OR NON-DIRECT DAMAGES ARE ATTRIBUTED TO BREACH OF THIS AGREEMENT, TORT, NEGLIGENCE, OR OTHER CAUSE OF ACTION. INTERNATIONAL PAPER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH NON-DIRECT DAMAGES.

INSURANCE

During the term of this agreement, Contractor shall, at its sole cost and expense, secure and maintain Workers' Compensation insurance in amounts as required by the applicable statutes, Employer's Liability Insurance in a minimum amount of $500,000; Commercial General Liability insurance (including Premises operations; Independent Contractor's Protective; Products and Completed Operations and Broad Form Property Damage) in a minimum amount of $1,0000,000 bodily injury and property damage combined single limit per occurrence; Public Liability insurance shall include "contractual" coverage to specifically acknowledge the provisions of the section entitled "Indemnification"; and Automobile Liability insurance for owned, non-owned, and hired vehicles in a minimum amount of $1,000,000 bodily injury and property damage combined single limited per occurrence. Contractor shall provide for or require any subcontractor to maintain similar coverage for the subcontractor's employees employed in connection with this agreement.

All  insurance   maintained  by  Contractor  shall  be  in  form  and  substance satisfactory to International Paper and must contain a clause reading in substance as follows:

         "The Insurance Company will notify International Paper Company, in writing, at the site of the work, at least thirty (30) days prior to any cancellation, or any changes in or reduction of the coverages shown herein."

All liability insurance policies maintained by Contractor pursuant to this agreement, except Workers' Compensation, shall be endorsed to name International Paper Company as "Additional Insured", and all property damage insurance shall be endorsed with a waiver of subrogation by the insurer as to International Paper Company. Contractor shall furnish to International Paper Company certificates of insurance reflecting policies in force before commencing the services under this agreement. In the event of failure to furnish such certificate(s) or endorsement(s), or the cancellation of any required insurance, without prejudice to any other remedy International Paper Company may have, International Paper Company may terminate this agreement.

SUBCONTRACTORS

To the extent that Contractor engages any subcontractor to perform any part or all of the services hereunder, Contractor agrees to have the subcontractor agree to the terms hereunder and will remain primarily liable for the actions of such subcontractor.

LIENS

Contractor shall, at International Paper's request, deliver to International Paper a certificate that all claims for labor arising under this agreement have been satisfied and that all bills for any materials or equipment which may have been furnished by Contractor have been paid. Contractor shall, at the request of International Paper, furnish on a monthly basis: (a) a complete release, or receipts in full in lieu thereof all liens which may arise out of this Agreement for which Contractor has been reimbursed by International Paper, and (b) a certificate that such releases and receipts include all labor and materials for which a lien could be filed. If requested by International Paper prior to commencing work under this agreement, Contractor shall execute a waiver of mechanics' and/or materialmen's liens in a form acceptable to International Paper.

INTELLECTUAL PROPERTY

Without limitation, any know-how, inventions, data, sketches, drawings, notebook or work sheet entries, whether or not of technical, operational, or economic nature, and any United States and foreign patent applications directed thereto, which is developed jointly with an International Paper employee, and arising out


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of Contractor's  services shall be the sole property of International Paper, and
Contractor shall perform such acts and execute such papers as are reasonably necessary to perfect International Paper's title therein. It is also agreed that any and all written materials (including without limitation all sketches, drawings, blueprints, reports and memoranda) which Contractor prepares pursuant to this Agreement, or produced by Contractor in the performance of the services shall be the sole, exclusive and entire property of International Paper. As to any such materials subject to the protection of the Copyright act of 1976, all rights to copyright and reproduction shall be the property of International Paper, and the Contractor agrees to execute any papers necessary to perfect title and copyright to International Paper. If Contractor produces anything for International Paper in which Contractor or third parties have or claim rights, Contractor shall promptly notify International Paper of the subject matter and the claimed ownership. Further, if Contractor utilizes any subcontractor or non-employee in connection with the performance of the services, he or she shall in writing, indicate his or her consent to be bound hereby.

CONFIDENTIAL INFORMATION

It is understood that in the course of this work, International Paper may disclose to Contractor various confidential and proprietary information relating to International Paper's business, facilities, and plans, and that the data, findings and conclusions resulting from Contractor's work on this project will be valuable confidential information belonging to International Paper. Accordingly, Contractor agrees that all persons employed by Contractor will keep confidential all such information relating to International Paper and all such information relating to this project, and that upon completion or termination of this agreement. Contractor and its employees: (a) will continue to treat all such information confidentially, and (b) will promptly return to International Paper any and all confidential information and documents belonging to International Paper (including any copies, extracts, summaries, or statements of such confidential information which may have been made). The Contractor shall not use the name of or make reference to International Paper Company for any purpose in any releases for public or private dissemination, nor shall the
Contractor divulge or use in any advertisement or publication any specifications, data, or other information pertaining to or relating to this agreement without prior written approval of an officer of International Paper. The terms of this Section shall also apply reciprocally to all confidential or proprietary information disclosed to International Paper by Contractor.

ACCEPTANCE TESTING FOR DELIVERABLES

If the work to be  performed  under any Work  Order  requires  the  delivery  by
Contractor of deliverables to International Paper, upon delivery of each deliverable required to be delivered. International Paper shall perform acceptance testing to confirm that the deliverable is free from defects and deficiencies and otherwise conforms to any published specifications or specifications previously agreed to by the parties, whether in the form of an application development document or otherwise. International Paper agrees to not unreasonably delay the commencement or completion of such acceptance testing. In the event the deliverable fails to pass any of International Paper's testing procedures, Contractor shall have fourteen (14) days in which to correct the defect or deficiency and cause the deliverable to successfully pass all such tests, failing which International Paper may elect to cancel the Work Order applicable to such deliverable and Contractor shall immediately refund all sums previously paid to it by International Paper under such Work Order provided that the acceptance testing procedures and requirements are clearly defined in the applicable Work Order. Notwithstanding the foregoing, Contractor shall have the right to review and accept all inspection and acceptance requirements prior to acceptance of any Work Order.

The final deliverable, or the system as a whole, as applicable, shall be deemed accepted by International Paper upon the conclusion of successful acceptance testing as described above, and if it has performed during the last forty-five
(45) continuous business days after such acceptance testing without any "Major Error" (as defined below) as certified by International Paper in writing ("final Acceptance"). A "Major Error" shall mean for the purposes of this Agreement an error or non-conformance that constitutes a material departure from the specifications or the applicable Work Order, or which is causing or threatening to cause a disruption in the normal course of business or operations of International Paper. Notwithstanding the foregoing, Final Acceptance shall occur upon the latter of forty five (45) days after completion of the Work Order, or fourteen (14) days after Contractor last corrects any deficiency or defect as defined in this Section.

Any claim which International Paper may have under any provision of this agreement shall be barred unless brought within one (1) year after Final Acceptance.


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MILLENNIUM WARRANTY AND COMPLIANCE

Contractor represents and warrants that any software, products, systems or deliverable(s) produced or delivered to International Paper hereunder (the "deliverable") shall be "Millennium Compliant" (as defined below). For purposes of this Agreement "Millennium Compliant" means:

         (i) the functions, calculations and other computing processes of the deliverable (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the deliverable, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years;

         (ii) the deliverable accepts, calculates, compares, sorts, extracts, stores, sequences and otherwise processes date inputs and date values, and returns and displays date values in a consistent manner regardless of the dates used, whether before, on or after January 1, 2000.

         (iii) the deliverable will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the deliverable, whether before, on or after January 1, 2000;

Contractor  represents  and  warrants  that the  deliverable  will be  tested by contractor to ensure that such is Millennium Compliant. Upon International Paper's written request, Contractor shall deliver its test plans used to determine Millennium Compliance and the results of such tests on the deliverable. Notwithstanding the foregoing, Contractor shall notify International Paper immediately of any information, test results, or claims that the deliverable is not Millennium Compliant. To the extent that International Paper determines in its reasonable discretion that the deliverable is not Millennium Compliant prior to Final Acceptance, Contractor agrees to immediately formulate and implement a written plan of action to modify the deliverable so that it is Millennium Compliant. Contractor shall provide International Paper with a copy of such plan within (10) business days of completion of the same.

Contractor undertakes no responsibility under this agreement for Millennium Compliance of International Paper's hardware. International Paper shall have no claim against Contractor for non-compliance of its hardware, and Contractor shall have no duty to disclose any non-compliant hardware to International Paper.

LIMITED WARRANTY

Contractor warrants that it will perform each Service required in this Agreement in a workmanlike manner and according to its current description, including any completion criteria. EXCEPT AS SET FORTH UNDER THE PROVISIONS OF THE MILLENNIUM WARRANTY PROVISION OF THIS AGREEMENT, CONTRACTORS DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ARISING FORM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE.

INFORMATION SERVICES RESOURCES

Contractor's employees shall not misuse International Paper information resources. Misuse includes, but is not limited to, unauthorized access to data files; use of information processing hardware; use of International Paper's telecommunications network; use of office supplies and other materials and use of clerical support staff members. Contractor Employees who misuse International paper's information processing resources are subject to dismissal, without cost to International Paper. Contractor agrees to reimburse International Paper for the cost of the misused resources. At the expiration of a Contractor Employee's Work Order, the Contractor shall return the International Paper Contractor badge used to enter the international paper facility to International Paper.

RIGHT TO AUDIT

Contractor shall make available to International paper, as may be requested upon reasonable notification, billing records supporting Contractor charges, submitted expenses and other information required to substantiate invoices submitted by Contractor, in order to ensure Contractor's compliance with this Agreement and that all amounts charged to International Paper hereunder are proper and accurate. Contractor's records pertaining to the performance of this Agreement shall be available for audit by International Paper during the term of this Agreement and until (1) year after completion of the work or earlier termination of this Agreement, whichever occurs first.


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NON-EXCLUSIVE

This agreement is not an exclusive agreement and nothing herein shall be construed so as to prevent International Paper from entering in to the same or similar agreements with other contractors or third parties.

ASSIGNMENT

This agreement for services shall not be assignable except by mutual agreement in writing.

GOVERNING LAW AND VENUE

The existence, validity, and construction of this Agreement shall be governed by the laws of the State of Maryland. This Agreement shall be deemed entered into in the State of Maryland, upon execution by Contractor. Anne Arundel, County, Maryland, shall be the proper venue for any litigation arising out of this Agreement.

DISPUTE  MECHANISM

Any dispute which, in the judgment of a party to this contract may materially affect the performance of such party shall be reduced to writing and delivered to the other party. The parties shall promptly meet face to fact at the contractor's offices to negotiate in good faith and use every reasonable effort to resolve such difficulty in a mutually satisfactory manner. Prior to the institution of any formal proceeding, the parties must meet in this manner at least twice to attempt to resolve the dispute in question. These initial (2) meetings shall take place within 15 business days after service of the written statement of the dispute. During the pendency of such negotiations, the parties shall act in good faith to perform their respective duties described herein.

If the negotiations set forth in the previous paragraph are not successful, any remaining controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Maryland before three arbitrators, in accordance with the rules of the American Arbitration Association then in effect. Each party shall select one arbitrator, and those two arbitrators shall then select a third arbitrator. The parties may alternatively elect to use one mutually acceptable arbitrator. The decision of the arbitrator(s) shall be by majority vote. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The costs of arbitration shall be shared equally between the parties.

TERM OF AGREEMENT

The term of this agreement shall commence upon execution of this Agreement and shall continue thereafter until terminated by either party upon thirty (30) days prior written notice; provided, however, in no event will Contractor be permitted to terminate the agreement prior to completion of all Work Orders in progress. It is understood that International Paper shall have the right to terminate any Work Order pertaining to this agreement at any time upon ten (10) working days prior written notice to Contractor. International Paper shall pay Contractor all sums due Contractor for all work actually performed up to the date of termination.

In the event either Party defaults in the performance of any of its duties or obligations under this Agreement and does not cure such default within ten (10) days after being given written notice specifying the default, or with respect to those defaults that cannot be reasonable cured within ten (10) days, if the defaulting Party fails to proceed promptly after being given such notice to commence correction of the default and thereafter to proceed to cure the same, then the non-defaulting Party (reserving cumulatively all other rights and remedies at law or in equity unless expressly stated herein) may, by giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of termination. Each party agrees to continue performing its obligations under this Agreement while any default is being cured except to the extent the default precludes performance.

Neither party shall be liable for any delays in performance or failure to perform any of its obligations hereunder (other than obligations to make payments) where such delay or failure arises due to reasons beyond the party's reasonable control, including but not limited to, acts of God, flood, fire, war, court order, labor dispute, or public enemy.

SOLE AGREEMENT


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This agreement  constitutes the entire  agreement  between the parties and shall supersede any and all prior agreements and understandings between the parties and may not be changed except by mutual agreement in writing.

SURVIVAL OF OBLIGATIONS

The provisions of this agreement relating to "Intellectual Property," "Independent Contractor-Compliance with Laws," "Confidential Information," "Millennium Warranty and Compliance," "Indemnification Agreement," and "Hiring of Contractor Employees" shall survive any expiration or termination of this Agreement.


Agreed to as of this 27 day of March, 1995

CONTRACTOR NAME:  Synergy 2000 Inc.

By:      /s/ Eli Dabich Jr.
         -------------------
NAME:    Eli Dabich Jr.

TITLE:   President

TAX  IDENTIFICATION NUMBER:   64-0872630


INTERNATIONAL PAPER COMPANY

BY:      /s/ Arch Blocher
         -------------------
NAME:    Arch Blocher

TITLE:   Manager Information Systems Decorative Products Division

                                   SCHEDULE A

                  ATTACHMENT TO PROFESSIONAL SERVICE AGREEMENT

            Between Synergy 2000, Inc and International Paper Company

                                   WORK ORDER

         VENDOR ADDRESS:  2815 Cox Neck Road
                          Chester, Maryland 21619

         VENDOR CONTACT:  Bob Reiners
                PHONE #:  410-721-0840

DESCRIPTION OF WORK

Contractor is to perform Year 2000 conversion work for a defined set of programs and associated data files as identified in Synergy 2000 proposal dated November 4, 1997/ Contractor is to modify/update these programs and data files to correctly process all dates whether before, on or after January 1, 2000. Work includes the following activities: 1) reformating and updating of data files and databases including current, historical and backup files, 2) updating/testing of COBOL programs including source code, copy books and data file descriptions, 3) unit testing of all modified programs with updated data files to ensure proper functionality, 4) assist International Paper in acceptance testing process. Contractor deliverables include all updated data files/databases, revised program source and object code, and detail documentation of changes made. To meet contract work requirements, all deliverables will be Millennium compliant as defined in the base agreement.




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



DETAILED PROJECT DESCRIPTION

The scope of effort and pricing for the International Paper Year 2000 conversion are based on the following information provided by International Paper,

     1. Year 2000 program inventory compiled by the International Paper Year 2000 Project Team.

                  -Total number of files                      787
                  -Total active COBOL programs                630
                  -Total lines of code to be converted        475,074

     2. Synergy 2000's strategic partner computer Information Analysts, Inc. will execute the following tasks based on the above criteria.

          Phase 1:  Data Purification

               This Phase provides an analysis of existing data files and databases. The procedure generates file/database update specifications and programs that will be applied to the existing files to generate the updated an reformatted data files and databases.

               Step 1: Existing file definitions and database structures are translated into the CAS Data Dictionary (Repository)

               Step 2: A Master Search File (MDF) Database is created from everything in the International Paper Data dictionary. The MSF program will ask questions about International Paper databases and then create a new MSF. This new MSF will contain all elements meeting the criteria of dates. CAS-2000 WILL ALSO CREATE AN Impact Analysis Report which will outline the conversion process to be undertaken.

               Step 3: data from the new MSF is used to generate Certification Specifications. Certification Programs are generated for each database from these specs. Each of these programs will automatically generate discrepancy files which will be used to purify the search database.

               Statistical information will be returned for each element in your database and will notify the user if data corruption exists. this feature, Conflicting Discrepancy Identification, with the Certification Process provides a thorough and accurate analysis of your data.

          Phase 2:  Database Modification

               During this Phase, file/database conversion specifications and programs are processed against existing files and databases resulting in the creation of new reformatted and updated files.

               Step 4: Data from the new Purified MSF is then used to generate Conversion Specifications. Conversion Programs are generated for each database file from these specs. Each of these programs will automatically create a new database on the targeted platform with properly adjusted dates.

          Phase 3: Application Modification

               During this phase, application programs, copy books and data file descriptions are modified to meet Year 2000 compliance requirements. Programs are complied, compile errors are corrected and unit testing is conducted. Deliverables include new source and object code, documentation, unit test results. To be substantially complete, Contractor must demonstrate that application programs and data are successfully unit tested and ready for final integration and acceptance testing.

               Step 5: The applications on the targeted platform must be modified to accept the newly formatted data. A Master Patch File
               (MPF) Database is created. The MPF contains all the application code that pertains to the dates in your database. With the CAS 2000 program you will be able to patch your existing software in one location.


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

               Step 6: Release the patch file to your applications and run database conversion programs.

          Phase 4:  Assist with International Paper Acceptance testing

               During this Phase, Contractor will assist International Paper in conducting integrated systems and data testing to ensure original program functionality has been retained and Year 2000 Compliance capability exists. Contractor will be responsible for correction of any processing errors or YR2000 compliance failures identified during testing.


COMPENSATION SCHEDULE

International Paper agrees to pay Contractor the $276,500, which will be invoiced to International Paper in five (5) equal payments of $55,300 as follows. International Paper will have the right to review results and deliverables for each Phase for substantial completion of Phase deliverables prior to invoice payment, such payments will not be unreasonably withheld.

         Payment 1-Due on project start date.
         Payment 2-Due upon  completion of Phase 1 as defined later in
                   Schedule "A" of this Agreement.
         Payment 3-Due upon completion of Phase 2 as defined later in
                   Schedule "A" of this Agreement.
         Payment 4-Due upon  completion of Phase 3 as defined later in
                   Schedule "A" of this Agreement.
         Payment 5-Due upon completion of Phase 4 as defined later in Schedule "A" of this agreement.

If the total number of lines of COBOL code processed under this Agreement exceeds 500,000 the final invoice will reflect an additional charge of $.58 per line of code processed over 500,000. International Paper will have the option of electing not to convert certain sections of code in order to prevent exceeding the 500,000 line threshold.

Contractor will submit invoices to International Paper as each payment criteria is met. International Paper shall pay the net amount upon receipt of each invoice.

INTELLECTUAL PROPERTY

International Paper acknowledges that the software to be utilized by Contractor in performing services under this Agreement is owned by a third party who, in licensing such software for use under this Agreement, has retained all intellectual property rights without limitation.

LOCATION OF WORK TO BE PERFORMED

The majority of the work will be performed by our Strategic Business Partner, CIA, Inc. at their Baltimore, Md. office. Some work will be required to be completed on-site at the International Paper offices in Odenton, Md.

NAME OF INDIVIDUAL PERFORMING SERVICES: Rob Allen (CIA, Inc.)

START DATE: On or about 4/15/1998

END DATE:   On or about 8/15/1998 (Excluding Acceptance test)

SKILLS REQUIRED: UNISYS Database Management and COBOL Programming, CAS 2000 and other proprietary software expertise as required.



         Contract Programming company                INTERNATIONAL PAPER COMPANY

         BY:  /s/  Eli Dabich Jr                      BY:  Arch Blocher
              -----------------------------                ---------------------
         TITLE:  President                           TITLE:  illegible
                 --------------------------                ---------------------
         DATE:   3/27/98                             DATE:  3/27/98
                 --------------------------                ---------------------






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